UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Discover Financial Services (the “Company”) completed the sale of its U.K. credit card business (“Goldfish Business”) to Barclays Bank Plc (“Barclays”) on March 31, 2008. The shares and assets related to the Goldfish Business sold by the Company to Barclays included (i) the entire outstanding capital stock of Goldfish Credit Servicing Inc., Goldfish Procurement Inc., Goldfish Credit Enhancing Inc., and Goldfish Card Services Limited and (ii) certain assets of Goldfish Bank Limited (“GBL”), including cardholder agreements, credit card accounts, receivables, certain contracts of GBL and intellectual property owned by GBL. These shares and assets had a total net asset value of approximately £129 million (equivalent to approximately $258 million). The aggregate purchase price received by the Company from Barclays was £35 million (equivalent to approximately $70 million), which was paid in cash and is subject to a post-closing adjustment.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.1 hereto.

(d)	Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated statement of financial condition at November 30, 2007.

Unaudited pro forma condensed consolidated and combined statements of income for the years ended November 30, 2007, 2006 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: April 2, 2008	By:	/s/ Christopher Greene
	Name:	Christopher Greene
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated statement of financial condition at November 30, 2007.

Unaudited pro forma condensed consolidated and combined statements of income for the years ended November 30, 2007, 2006 and 2005.